Exhibit 99.1

Release: 4:30 P.M. October 23, 2019

Contact:	Investor Relations Department
212-365-6721
IR@MetropolitanBankNY.com

Metropolitan Bank Holding Corp. Reports Sustained Growth in Earnings, Loans and Deposits

NEW YORK, October 23, 2019 – Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”), today reported net income of $7.7 million, or $0.90 per diluted common share, for the third quarter of 2019, as compared to $7.1 million, or $0.85 per diluted common share, for the third quarter of 2018.

For the nine months ended September 30, 2019, the Company reported net income of $22.3 million, or $2.63 per diluted common share, compared to $19.3 million, or $2.31 per diluted common share, for the nine months ended September 30, 2018.

Financial Highlights for the third quarter of 2019 include:

•	Total assets increased $1.06 billion or 48.6% to $3.24 billion at September 30, 2019, as compared to $2.18 billion at December 31, 2018 and increased $282.6 million or 9.5%, as compared to $2.96 billion at June 30, 2019.

•	Total loans increased 33.8%, or $631.5 million, to $2.50 billion at September 30, 2019, as compared to $1.87 billion at December 31, 2018. For the three and nine months ended September 30, 2019, the Bank’s loan production was $267.7 million and $839.7 million, respectively, as compared to $146.9 million and $528.2 million for the three and nine months ended September 30, 2018, respectively. Total loans increased $161.1 million or 6.9% to $2.50 billion at September 30, 2019, as compared to $2.34 billion at June 30, 2019.

•	Total cash and cash equivalents increased $202.4 million, or 86.9%, to $435.4 million at September 30, 2019, as compared to $233.0 million at December 31, 2018. Total securities, primarily those classified as available-for-sale, increased $219.7 million to $256.8 million at September 30, 2019, as compared to $37.1 million at December 31, 2018.

•	Total deposits increased 63.5%, or $1.05 billion, to $2.71 billion at September 30, 2019, as compared to total deposits of $1.66 billion at December 31, 2018. This growth in deposits was across the Bank’s various deposit verticals.

•	The loan-to-deposit ratio decreased to 92.3% at September 30, 2019, as compared to 112.3% at December 31, 2018.

•	Non-interest-bearing deposits increased 30.4% to $1.04 billion at September 30, 2019, as compared to non-interest-bearing deposits of $798.6 million at December 31, 2018. Interest-bearing deposits increased 93.1% to $1.66 billion at September 30, 2019 as compared to $862.0 million at December 31, 2018.

•	Net interest margin decreased 21 basis points for the third quarter of 2019 to 3.26%, as compared to 3.47% for the second quarter of 2019. This decrease in net interest margin was primarily due to a change in the mix of interest-earning assets in the current quarter. The average balance of securities available for sale increased $184.0 million to $238.4 million for the third quarter of 2019 as compared to $54.4 million for the second quarter of 2019. In addition, the average balance of overnight deposits increased $80.4 million during the same period. As a result of these increases, the average balance of loans, which have a higher yield than securities and overnight funds, represented 78% of total interest-earning average assets for the third quarter of 2019, as compared to 84% for the second quarter of 2019. Further, the ratio of average interest-earning assets to average interest-bearing liabilities decreased to 1.78x for the third quarter of 2019, as compared to 1.86x for the second quarter of 2019.

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•	The provision for loan losses for the third quarter of 2019 was $2.0 million, as compared to a credit of $453,000 for the third quarter of 2018. The provision for loan losses in the third quarter of 2018 reflects a recovery of $1.5 million related to taxi medallion loans previously charged-off. The provision for loan losses for the nine months ended September 30, 2019 was $1.9 million, as compared to $2.3 million for nine months ended September 30, 2018. The provision for the nine months ended September 30, 2019 consisted of a $6.2 million provision recorded as a result of the record loan growth during 2019, partially offset by negative provision due to recoveries of $4.3 million, of which $4.2 million related to the medallion loans.

Mark R. DeFazio, the Company’s President and Chief Executive Officer, commented, “I am pleased with MCB’s sustainable growth across several key financial measures. This growth continues to add to shareholder and franchise value. Although the Bank’s net interest margin compressed during the third quarter, as compared to the prior sequential quarter, the catalyst for this compression was a significant increase in both our securities portfolio and overnight Federal Funds balance due to an increase of deposits.”

Mr. DeFazio continued, “Notwithstanding the compression in net interest margin, MCB was able to maintain loan yields consistent with prior quarters and decreased our efficiency ratio to 53.89% in the third quarter from 57.49% for the second quarter of 2019.”

Balance Sheet

The Company had total assets of $3.24 billion at September 30, 2019, compared with $2.18 billion at December 31, 2018. Loans, net of deferred fees and unamortized costs, increased to $2.50 billion at September 30, 2019 as compared to $1.87 billion at December 31, 2018. For the three and nine months ended September 30, 2019, the Bank’s loan production was $267.7 million and $839.7 million, respectively, as compared to $146.9 million and $528.2 million for the three and nine months ended September 30, 2018, respectively. The increase in loan production in 2019 was due primarily to expanding existing lending relationships, particularly in skilled nursing facilities, as well as developing new relationships. MCB was able to fund the increased level of loan production with deposits, which increased $1.05 billion, or 63.5%, during the nine months ended September 30, 2019.

Total cash and cash equivalents increased $202.4 million, or 86.9%, to $435.4 million at September 30, 2019, as compared to $233.0 million at December 31, 2018. Total securities, primarily those classified as available-for-sale, increased $219.7 million, or 591.9% to $256.8 million at September 30, 2019, as compared to $37.1 million at December 31, 2018. The increases in cash and cash equivalents and securities reflect the strong growth in deposits of $1.05 billion that exceeded growth in loans of $631.5 million. At September 30, 2019, $254.6 million of securities available for sale were pledged as collateral for certain deposits and were therefore considered encumbered as of September 30, 2019. There were no securities pledged at December 31, 2018.

Total deposits increased $1.05 billion, or 63.5%, to $2.71 billion at September 30, 2019, as compared to $1.66 billion at December 31, 2018. This was due to increases of $802.1 million in interest-bearing demand deposits and $242.5 million in non-interest-bearing deposits. $928.5 million of deposits were money market, savings and other interest-bearing specialty deposits.

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Federal Home Loan Bank of New York (“FHLB”) advances decreased by $41.0 million, or 22.2%, to $144.0 million at September 30, 2019, as compared to $185.0 million at December 31, 2018, as the deposit growth during the year was sufficient to support the Bank’s loan growth and to reduce the level of borrowings.

Total stockholders’ equity was $291.0 million at September 30, 2019, as compared to $264.5 million at December 31, 2018. The increase of $26.5 million was primarily due to net income of $22.3 million for the nine months ended September 30, 2019.

Metropolitan Commercial Bank meets all the requirements to be considered “Well-Capitalized” under applicable regulatory guidelines. At September 30, 2019, total Commercial Real Estate Loans (“CRE”) were 390.6% of risk-based capital, as compared to 312.4% at December 31, 2018.

Income Statement

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Net income	$7,683	$7,113	$22,271	$19,268
Diluted earnings per common share	0.90	0.85	2.63	2.31
Annualized return on average assets	0.97%	1.45%	1.10%	1.34%
Annualized return on average equity	10.63%	11.22%	10.71%	10.31%
Annualized return on average common equity*	10.84%	11.47%	10.93%	10.67%

*Common equity excludes Class B preferred stock. See reconciliation to GAAP measures on page 15.

Net Income Summary

Net income increased $570,000 to $7.7 million for the third quarter of 2019, as compared to $7.1 million for the same period in 2018. This increase was due primarily to a $7.7 million increase in net interest income, partially offset by $5.1 million increase in non-interest expense and a $2.5 million increase in provision for loan losses.

Net income increased $3.0 million to $22.3 million for nine months ended September 30, 2019, as compared to $19.3 million for the same period in 2018. This increase was due primarily to a $17.3 million increase in net interest income, partially offset by a $2.2 million decrease in non-interest income and an $11.0 million increase in non-interest expense.

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Net Interest Margin Analysis

Three months ended
September 30, 2019	September 30, 2018
Average	Average
Outstanding	Yield/Rate	Outstanding	Yield/Rate
(dollars in thousands)	Balance	Interest	(annualized) (4)	Balance	Interest	(annualized)
Assets:
Interest-earning assets:
Loans (1)	$2,419,774	$31,208	5.03%	$1,639,958	$20,255	4.90%
Available-for-sale securities	238,384	1,521	2.55%	27,846	150	2.13%
Held-to-maturity securities	4,050	20	1.98%	4,876	25	2.03%
Equity investments - non-trading	3,235	20	2.47%	2,187	15	2.71%
Overnight deposits	411,363	2,381	2.30%	240,604	1,233	2.03%
Other interest-earning assets	30,604	346	4.48%	20,794	229	4.37%
Total interest-earning assets	3,107,410	35,496	4.47%	1,936,265	21,907	4.49%
Non-interest-earning assets	46,886	42,384
Allowance for loan and lease losses	(23,196)	(18,331)
Total assets	$3,131,100	$1,960,318

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$1,426,576	$7,163	1.99%	$633,474	$2,045	1.28%
Certificates of deposit	112,856	718	2.52%	95,032	520	2.17%
Total interest-bearing deposits	1,539,432	7,881	2.03%	728,506	2,565	1.40%
Borrowed funds	202,047	1,562	3.03%	105,403	991	3.73%
Total interest-bearing liabilities	1,741,479	9,443	2.15%	833,909	3,556	1.69%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	1,075,781	850,325
Other non-interest-bearing liabilities	27,193	22,568
Total liabilities	2,844,453	1,706,802

Stockholders' Equity	286,647	253,516
Total liabilities and equity	$3,131,100	$1,960,318

Net interest income	$26,053	$18,351
Net interest rate spread (2)	2.32%	2.80%
Net interest-earning assets	$1,365,931	$1,102,356
Net interest margin (3)	3.26%	3.76%
Ratio of interest earning assets to interest bearing liabilities	1.78	x	2.32	x

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Annualized yield for loans excludes prepayment penalty of $690,000 on one specific loan, which is an anomaly and management believes that it is not truly reflective of annual yield. The yield related to prepayment was added to the annualized yield on loans.

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Nine months ended
September 30, 2019	September 30, 2018
Average	Average
Outstanding	Yield/Rate	Outstanding
(dollars in thousands)	Balance	Interest	(annualized) (4)	Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans (1)	$2,208,125	$84,277	5.09%	$1,550,278	$55,467	4.78%
Available-for-sale securities	108,526	2,068	2.54%	28,486	451	2.09%
Held-to-maturity securities	4,270	65	2.03%	5,095	80	2.09%
Equity investments - non-trading	3,223	59	2.44%	2,175	38	2.30%
Overnight deposits	324,412	5,830	2.40%	272,039	3,810	1.87%
Other interest-earning assets	28,789	1,015	4.71%	30,768	756	3.28%
Total interest-earning assets	2,677,345	93,314	4.65%	1,888,841	60,602	4.29%
Non-interest-earning assets	42,752	42,084
Allowance for loan and lease losses	(21,401)	(16,823)
Total assets	$2,698,696	$1,914,102

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Money market, savings and other interest-bearing accounts	$1,134,004	$16,434	1.94%	$566,396	$4,663	1.10%
Certificates of deposit	110,256	2,029	2.46%	84,244	1,139	1.81%
Total interest-bearing deposits	1,244,260	18,463	1.98%	650,640	5,802	1.19%
Borrowed funds	218,537	5,283	3.19%	90,241	2,534	3.75%
Total interest-bearing liabilities	1,462,797	23,746	2.17%	740,881	8,336	1.50%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	933,938	902,495
Other non-interest-bearing liabilities	23,947	22,178
Total liabilities	2,420,682	1,665,554

Stockholders' Equity	278,014	248,548
Total liabilities and equity	$2,698,696	$1,914,102

Net interest income	$69,568	$52,266
Net interest rate spread (2)	2.48%	2.79%
Net interest-earning assets	$1,214,548	$1,147,960
Net interest margin (3)	3.47%	3.70%
Ratio of interest earning assets to interest bearing liabilities	1.83	x	2.55	x

(1)	Amount includes deferred loan fees and non-performing loans.
(2)	Determined by subtracting the annualized weighted average cost of total interest-bearing liabilities from the annualized weighted average yield on total interest-earning assets.
(3)	Determined by dividing annualized net interest income by total average interest-earning assets.
(4)	Annualized yield for loans excludes prepayment penalty of $690,000 on one specific loan, which is an anomaly and management believes that it is not truly reflective of annual yield. The yield related to prepayment was added to the annualized yield on loans.

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Net Interest Income

Interest income increased $13.6 million to $35.5 million for the third quarter of 2019, as compared to $21.9 million for the third quarter of 2018. This increase was due primarily to increases of $11.0 million in interest income on loans, $1.4 million in interest on available-for-sale (“AFS”) securities and $1.2 million in interest on overnight deposits. The increase in interest income on loans was due to a $779.8 million increase in the average balance of loans to $2.42 billion and a 13 basis point increase in the average yield to 5.03% for the third quarter of 2019, as compared to an average balance of $1.64 billion and an average yield of 4.90% for the third quarter of 2018. The increase in interest on AFS securities was due to a $210.5 million increase in average balance to $238.4 million for the third quarter of 2019, as compared to $27.8 million for the third quarter of 2018. Additionally, the average yield on AFS securities increased 42 basis points to 2.55% for third quarter of 2019, as compared to 2.13% for third quarter of 2018. The increase in interest on overnight deposits was due to an increase of $170.8 million in the average balance to $411.4 million for the three months ended September 30, 2019, as compared to $240.6 million for the same period in 2018. The average yield on overnight deposits increased 27 basis points to 2.30% for three months ended September 30, 2019, as compared to 2.03% for the same period in 2018.

Interest income increased $32.7 million to $93.3 million for the nine months ended September 30, 2019, as compared to $60.6 million for the nine months ended September 30, 2018. This increase was due primarily to increases of $28.8 million in interest income on loans, $1.6 million in interest on AFS securities, and $2.0 million in interest on overnight deposits. The increase in interest income on loans was due to a $657.8 million increase in the average balance of loans to $2.21 billion and a 31 basis point increase in the average yield to 5.09% for the nine months ended September 30, 2019, as compared to an average balance of $1.55 billion and an average yield of 4.78% on loans for the same period in 2018. The increase in interest on AFS securities was due to an $80.0 million increase in average balance of AFS securities to $108.5 million for the nine months ended 2019, as compared to $28.5 million for the same period of 2018. Additionally, the average yield on AFS securities increased 45 basis points to 2.54% for nine months ended 2019 as compared to 2.09% for the same period in 2018. The increase in interest on overnight deposits was due to an increase of $52.4 million in the average balance to $324.4 million for the nine months ended September 30, 2019, as compared to $272.0 million for the same period in 2018. The average yield on overnight deposits increased 53 basis points to 2.40% for nine months ended September 30, 2019, as compared to 1.87% for the same period in 2018.

Interest expense was $9.4 million for the third quarter of 2019, as compared to $3.6 million for the third quarter of 2018, an increase of $5.8 million due primarily to a $5.3 million increase in interest on deposits. The increase in interest expense on deposits was due primarily to an $810.9 million increase in the average balance of interest-bearing deposits to $1.54 billion for the third quarter of 2019 and a 63 basis point increase in the average cost of deposits to 2.03%, as compared to an average balance of interest-bearing deposits of $728.5 million and an average cost of 1.40% for the same period in 2018.

Interest expense increased $15.4 million to $23.7 million for the nine months ended September 30, 2019, as compared to $8.3 million for the nine months ended September 30, 2018. This increase was due primarily to a $12.7 million increase in interest on deposits and a $2.7 million increase in interest on borrowings. The increase in interest expense on deposits was due primarily to a $593.6 million increase in the average balance of interest-bearing deposits to $1.24 billion for the nine months ended September 30, 2019 and 79 basis point increase in the average cost of deposits to 1.98%, as compared to an average balance of $650.6 billion and an average cost of 1.19% for the same period in 2018. Interest expense on borrowings increased primarily due to increase in the average balance of borrowings of $128.3 million to $218.5 million for the nine months ended September 30, 2019, as compared to $90.2 million for the nine months ended September 30, 2018, offset by a 56 basis point decrease in the average cost to 3.19% for the nine months ended September 30, 2019, as compared to 3.75% for the nine months ended September 30, 2018.

Net interest margin decreased 50 basis points to 3.26% for the third quarter of 2019 from 3.76% for the third quarter of 2018. Total average interest-earning assets increased $1.17 billion for the third quarter of 2019, as compared to the third quarter of 2018 and the total yield on average interest-earning assets decreased 2 basis points to 4.47% in the third quarter of 2019 as compared to 4.49% in the same period in 2018. The cost of interest-bearing liabilities increased 46 basis points to 2.15% for the third quarter of 2019, as compared to 1.69% for the same period in 2018. The decrease in net interest margin was also due to a change in the mix of interest-earning assets in the third quarter of 2019 as compared to the same period in 2018. The average balances of securities available for sale increased $210.5 million to $238.4 million for the third quarter of 2019 as compared to $27.8 million for the third quarter of 2018. In addition, the average balance of overnight deposits increased $170.8 million for those same periods. As a result of these increases, the average balance of loans represented 78% of total interest-earning average assets for the third quarter of 2019, as compared to 85% for the third quarter of 2018. In addition, the ratio of average interest-earning assets to average interest-bearing liabilities decreased to 1.78x for the third quarter of 2019, as compared to 2.32x for the third quarter of 2018.

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Net interest margin decreased 23 basis points to 3.47% for the nine months ended September 30, 2019 from 3.70% for the nine months ended September 30, 2018. Total average interest-earning assets increased $788.5 million to $2.68 billion for the nine months ended September 30, 2019, as compared to $1.89 billion for the nine months ended September 30, 2018, and the total yield on average interest-earning assets increased 36 basis points to 4.65% for the nine months ended September 30, 2019 as compared to 4.29% for the same period in 2018. The cost of interest-bearing liabilities increased 67 basis points to 2.17% for the nine months ended September 30, 2019, as compared to 1.50% for the same period in 2018. As the yield curve flattened and inverted over the last year, the cost of deposits and short-term borrowings grew at a higher rate than the yield on average interest-earning assets, resulting in a lower net interest margin for the nine months ended September 30, 2019, as compared to the same period in 2018. In addition, the ratio of average interest-earning assets to average interest-bearing liabilities decreased to 1.83x for the nine months ended September 30, 2019, as compared to 2.55x for the same period in 2018.

Asset Quality

Non-performing assets consist of non-accrual loans, accruing loans that are 90 days or more past due, consumer loans placed in forbearance with payments past due over 90 days and still accruing, non-accrual troubled debt restructurings and real estate owned (“REO”) that has been acquired in partial or full satisfaction of loan obligations or upon foreclosure. The Bank had no REO properties at September 30, 2019 and December 31, 2018.

Non-accrual loans increased by $3.9 million due primarily to one one-to-four-family loan in the amount of $2.4 million, which became non-accrual in June 2019. As of September 2019, the loan was current; however, the loan will remain in non-accrual status until the borrower makes regular payments for a period of six consecutive months. The loan-to-value ratio for this loan was 49.5%.

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(dollars in thousands)	September 30, 2019	December 31, 2018
Non-performing assets:
Non-accrual loans:
Commercial	$—	$—
One-to-four family	2,357	—
Commercial and industrial	1,047	—
Consumer	594	50
Total non-accrual loans	$3,998	$50
Accruing loans 90 days or more past due	716	239
Total non-performing loans and assets	$4,714	$289
Nonaccrual loans as % of loans outstanding	0.16%	—%
Non-performing loans as % of loans outstanding	0.19%	0.02%
Allowance for loan losses	$(24,444)	$(18,942)
Allowance for loan losses as % of loans outstanding	0.98%	1.02%

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Provision/(credit) for loan losses	$2,004	$(453)	$1,923	$2,294
Charge-offs	$275	$54	$691	$278
Recoveries	$—	$(1,537)	$(4,270)	$(1,590)
Net charge-offs/(recoveries) as % of average loans (annualized)	0.05%	(0.36)%	(0.22)%	(0.11)%

The provision for loan losses for the third quarter of 2019 was $2.0 million, as compared to a $453,000 credit for third quarter of 2018. The credit in the provision for loan losses for the third quarter of 2018 reflects a recovery of $1.5 million related to taxi medallion loans. In addition, the provision for the third quarter of 2019 reflects loan production of $252.7 million in the third quarter of 2019, as compared to $146.9 million in the third quarter of 2018.

The provision for loan losses for the nine months ended 2019 was a $1.9 million, as compared to $2.3 million for same period in 2018. The provision for the nine months ended September 30, 2019 consisted of a $6.2 million provision for loan losses recorded as a result of the record loan growth during 2019, partially offset by a negative provision due to recoveries of $4.3 million, of which $4.2 million related to the taxi medallion loans.

Non-Interest Income

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Service charges on deposit accounts	$852	$693	$2,579	$3,422
Prepaid third-party debit card income	1,482	1,080	4,161	3,506
Other service charges and fees	349	239	940	3,076
Unrealized gain on equity securities	17	—	87	—
Loss on sale of securities	—	—	—	(37)
Total non-interest income	$2,700	$2,012	$7,767	$9,967

Non-interest income increased $688,000 or 34.2% to $2.7 million in the third quarter of 2019, as compared to $2.0 million in the third quarter of 2018. This increase was due primarily to a $402,000 increase in prepaid third-party debit card income and a $159,000 increase in service charges in deposits. The increase in debit card income reflects the growth in the debit card business.

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Non-interest income decreased by $2.2 million, or 22.1%, to $7.8 million in the nine months ended September 30, 2019, as compared to $10.0 million for the nine months ended September 30, 2018, primarily due to decreases of $869,000 decrease in service charges on deposit accounts and $2.1 million in other service charges and fees, offset by an increase $655,000 in debit card income. The decrease in service charges on deposit accounts and other service charges and fees were due to a decrease in wire fees and foreign currency conversion fees, which were at an elevated level during first quarter of 2018 as customers, particularly those in the digital currency business, were transferring funds from their global corporate accounts back into their U.S. accounts with the Bank. The increase in debit card income reflects the growth in the debit card business.

Non-Interest Expense

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Compensation and benefits	$7,875	$6,253	$23,286	$18,696
Bank premises and equipment	1,790	1,273	4,473	3,739
Professional fees	906	587	2,617	2,207
Technology costs	660	582	1,788	2,387
Licensing fees	2,866	265	5,741	574
Other expenses	1,398	1,395	5,008	4,265
Total non-interest expense	$15,495	$10,355	$42,913	$31,868

Non-interest expense increased $5.1 million to $15.5 million for the third quarter of 2019 as compared to $10.4 million for the third quarter of 2018. Compensation and benefits increased $1.6 million to $7.9 million for the third quarter of 2019 as compared to $6.3 million for the third quarter of 2018. This increase was due primarily to an increase in the average number of full-time employees to 168 for the third quarter of 2019, as compared to 139 for the third quarter of 2018. For the third quarter of 2019, licensing fees related to specialty deposit products amounted to $2.9 million as compared to $265,000 for the third quarter of 2018, an increase of $2.6 million. Specialty deposits are designed for clients who are in possession of or have discretion over large deposits such as, but not limited to, property management companies, title companies and bankruptcy trustees. Specialty deposits amounted to $1.26 billion at September 30, 2019, as compared to $87.1 million at September 30, 2018. Bank premises and equipment increased $517,000 to $1.8 million for the three months ended September 30, 2019, as compared to $1.3 million for the same period in 2018, primarily due to the Company taking possession of new space, which is under renovation, at its headquarters in 99 Park Ave., New York, New York in August 2019. The additional rent amounted to $400,000 and it is anticipated that rent expense will include $600,000 for the new space for the fourth quarter of 2019. When renovations on the new space are complete and the Company vacates its existing space, likely to be in the first quarter of 2020, the Company will cease rent payments on the former space resulting in a reduction of rent expense of approximately $195,000 per quarter.

Non-interest expense increased $11.0 million to $42.9 million for the nine months ended September 30, 2019 as compared to $31.9 million for the nine months ended September 30, 2018. Compensation and benefits increased $4.6 million to $23.3 million for the nine months ended September 30, 2019 as compared to $18.7 million for the nine months ended September 30, 2018. This increase was due primarily to an increase in the average number of full-time employees to 162 for nine months ended September 30, 2019, as compared to 137 for the same period in 2018. Technology costs decreased $599,000 to $1.8 million for the nine months ended September 30, 2019 as compared to $2.4 million for the nine months ended September 30, 2018. For the nine months ended September 30, 2019, licensing fees related to specialty deposit products amounted to $5.7 million as compared to $574,000 for the nine months ended September 30, 2018, an increase of $5.2 million. Bank premises and equipment increased $734,000 to $4.5 million for the nine months ended September 30, 2019, as compared to $3.7 million for the same period in 2018, due primarily to the additional rent of $400,000 for the new space at the Company’s headquarters.

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About Metropolitan Bank Holding Corporation

Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates six locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs. Metropolitan Commercial Bank is a New York State chartered commercial bank, a Federal Reserve System member bank whose deposits are insured up to applicable limits by the FDIC, and an equal opportunity lender. For more information, please visit www.mcbankny.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may”, “believe”, “expect”, “anticipate”, “plan”, “continue”, or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K, as well as an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth and our ability to manage such growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated decrease in deposits, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers’ economic conditions or economic conditions in our local area in general.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

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Consolidated Balance Sheet

	September 30, 2019	December 31, 2018
Assets
Cash and due from banks	$11,270	$9,246
Overnight deposits	424,170	223,704
Total cash and cash equivalents	435,440	232,950
Investment securities available for sale, substantially restricted	250,674	30,439
Investment securities held to maturity	3,938	4,571
Investment securities -- Equity investments	2,223	2,110
Total securities	256,835	37,120
Other investments	20,921	22,287
Loans, net of deferred fees and unamortized costs	2,496,697	1,865,216
Allowance for loan losses	(24,444)	(18,942)
Net loans	2,472,253	1,846,274
Receivable from prepaid card programs, net	16,257	8,218
Accrued interest receivable	8,273	5,507
Premises and equipment, net	9,628	6,877
Prepaid expenses and other assets	9,859	8,158
Goodwill	9,733	9,733
Accounts receivable, net	3,972	5,520
Total assets	$3,243,171	$2,182,644
Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$1,041,102	$798,563
Interest-bearing deposits	1,664,104	861,991
Total deposits	2,705,206	1,660,554
Federal Home Loan Bank of New York advances	144,000	185,000
Trust preferred securities	20,620	20,620
Subordinated debt, net of issuance cost	24,587	24,545
Accounts payable, accrued expenses and other liabilities	41,067	18,439
Accrued interest payable	958	1,282
Prepaid third-party debit cardholder balances	15,731	7,687
Total liabilities	2,952,169	1,918,127

Class B preferred stock	3	3
Common stock	82	82
Additional paid in capital	215,677	213,490
Retained earnings	73,501	51,415
Accumulated other comprehensive gain (loss), net of tax effect	1,739	(473)
Total stockholders’ equity	291,002	264,517
Total liabilities and stockholders’ equity	$3,243,171	$2,182,644

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Consolidated Statement of Income (unaudited)

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2019	2018	2019	2018
Total interest income	$35,496	$21,907	$93,314	$60,602
Total interest expense	9,443	3,556	23,746	8,336
Net interest income	26,053	18,351	69,568	52,266
Provision for loan losses	2,004	(453)	1,923	2,294
Net interest income after provision for loan losses	24,049	18,804	67,645	49,972

Non-interest income:
Service charges on deposit accounts	852	693	2,579	3,422
Prepaid third-party debit card income	1,482	1,080	4,161	3,506
Other service charges and fees	349	239	940	3,076
Unrealized gain on equity securities	17	—	87	—
Losses on sale of securities	—	—	—	(37)
Total non-interest income	2,700	2,012	7,767	9,967

Non-interest expense:
Compensation and benefits	7,875	6,253	23,286	18,696
Bank premises and equipment	1,790	1,273	4,473	3,739
Professional fees	906	587	2,617	2,207
Technology costs	3,526	847	7,529	2,961
Other expenses	1,398	1,395	5,008	4,265
Total non-interest expense	15,495	10,355	42,913	31,868

Net income before income tax expense	11,254	10,461	32,499	28,071
Income tax expense	3,571	3,348	10,228	8,803
Net income	$7,683	$7,113	$22,271	$19,268

Earnings per common share:
Average common shares outstanding - basic	8,175,164	8,135,398	8,172,638	8,126,220
Average common shares outstanding - diluted	8,348,970	8,289,732	8,339,958	8,281,021
Basic earnings	$0.92	$0.87	$2.69	$2.35
Diluted earnings	$0.90	$0.85	$2.63	$2.31

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Summary of Income and Performance Measures

Five Quarter Trend (unaudited)

	Quarter Ended
(Dollars in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Net interest income	$26,053	$22,937	$20,578	$18,961	$18,351
Provision (credit) for loan losses	2,004	1,950	(2,031)	844	(453)
Net interest income after provision for loan losses	24,049	20,987	22,609	18,117	18,804
Non-interest income	2,700	2,674	2,393	2,188	2,012
Non-interest expense:
Compensation and benefits	7,875	7,921	7,490	6,962	6,253
Other Expense	7,620	6,803	5,204	4,640	4,102
Total non-interest expense	15,495	14,724	12,694	11,602	10,355

Income before income tax expense	11,254	8,937	12,308	8,703	10,461
Income tax expense	3,571	2,880	3,777	2,418	3,348
Net income	7,683	6,057	8,531	6,285	7,113

Performance Measures:
Net income available to common shareholders	7,550	5,950	8,396	6,238	7,057
Per common share:
Basic earnings	$0.92	$0.73	$1.03	$0.77	$0.87
Diluted earnings	$0.90	$0.71	$1.01	$0.75	$0.85
Common shares outstanding:
Average - diluted	8,348,970	8,336,064	8,285,220	8,273,220	8,289,732
Period end	8,319,852	8,320,816	8,320,816	8,217,274	8,207,234
Return on (annualized):
Average total assets	0.97%	0.91%	1.49%	1.25%	1.45%
Average equity	10.63%	8.71%	12.67%	9.59%	11.22%
Average common equity	10.84%	8.89%	12.93%	9.80%	11.47%
Yield on average earning assets	4.47%	4.66%	4.83%	4.65%	4.49%
Cost of interest-bearing liabilities	2.15%	2.22%	2.15%	1.90%	1.69%
Net interest spread	2.32%	2.44%	2.68%	2.75%	2.80%
Net interest margin	3.26%	3.47%	3.68%	3.77%	3.76%
Net charge-offs (recoveries) as % of average loans (annualized)	0.05%	0.01%	(0.80)%	0.09%	(0.36)%
Efficiency ratio	53.89%	57.49%	55.26%	54.86%	50.85%

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Consolidated Balance Sheet Summary, Five Quarter Trend (unaudited)

(dollars in thousands)	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Assets
Total Assets	$3,243,171	$2,960,613	$2,545,186	$2,182,644	$1,930,714
Overnight deposits	424,170	424,276	346,674	223,704	148,260
Total securities	256,835	137,109	36,272	37,120	32,247
Other investments	20,921	22,972	23,652	22,287	16,645
Loans, net of deferred fees and unamortized costs	2,496,697	2,335,573	2,102,420	1,865,216	1,698,929

Liabilities and Stockholders' Equity
Deposits:
Noninterest-bearing demand deposits	$1,041,102	$1,103,278	$865,908	$798,563	$772,754
Interest-bearing deposits	1,664,104	1,272,844	1,100,222	861,991	761,177
Total deposits	2,705,206	2,376,122	1,966,130	1,660,554	1,533,931
Borrowings	189,207	235,193	260,179	230,165	105,151
Total stockholders' Equity	291,002	281,330	273,787	264,517	257,270

Asset Quality
Total non-accrual loans	$3,998	$2,415	$68	$50	$79
Total non-performing loans	$4,714	$3,489	$1,498	$289	$407
Non-accrual loans to total loans	0.16%	0.10%	—%	—%	—%
Non-performing loans to total loans	0.19%	0.15%	0.07%	0.02%	0.02%
Allowance for loan losses	(24,444)	(22,715)	(20,834)	(18,942)	(18,493)
Allowance for loan losses to total loans	0.98%	0.97%	0.99%	1.02%	1.09%
Provision for loan losses	2,004	1,950	(2,031)	844	(453)
Net charge-offs (recoveries)	275	69	(3,923)	395	(1,483)

Regulatory Capital
Tier 1 Leverage:
Metropolitan Bank Holding Corp.	9.6%	11.0%	12.5%	13.7%	13.8%
Metropolitan Commercial Bank	10.3	11.2	13.4	14.7	14.8

Common Equity Tier 1 Risk-Based (CET1):
Metropolitan Bank Holding Corp.	10.4	10.7	11.8	13.2	13.9
Metropolitan Commercial Bank	12.2	12.5	13.9	15.6	16.5

Tier 1 Risk-Based:
Metropolitan Bank Holding Corp.	11.4	11.7	12.9	14.6	15.4
Metropolitan Commercial Bank	12.2	12.5	13.9	15.6	16.5

Total Risk-Based:
Metropolitan Bank Holding Corp.	13.0	13.4	14.8	16.9	17.9
Metropolitan Commercial Bank	13.1	13.4	14.8	16.7	17.6

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Reconciliation of GAAP to Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this earnings release includes certain non-GAAP financial measures. Management believes these non-GAAP financial measures provide meaningful information to investors in understanding the Company’s operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Balance sheet data, five quarter trend

Dollars in thousands, except per share data	Sept. 30, 2019	June 30, 2019	Mar. 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Average assets	$3,131,100	$2,667,416	$2,288,551	$2,015,831	$1,960,318
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible assets	$3,121,367	$2,657,683	$2,278,818	$2,006,098	$1,950,585

Average equity	$286,647	$278,025	$269,418	$262,030	$253,516
Less: Average preferred equity	5,502	5,502	5,502	5,502	5,502
Average common equity	$281,145	$272,523	$263,916	$256,528	$248,014
Less: average intangible assets	9,733	9,733	9,733	9,733	9,733
Average tangible common equity	$271,412	$262,790	$254,183	$246,795	$238,281

Total assets	$3,243,171	$2,960,613	$2,545,186	$2,182,644	$1,930,714
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible assets	$3,233,438	$2,950,880	$2,535,453	$2,172,911	$1,920,981

Total Equity	$291,002	$281,330	$273,787	$264,517	$257,270
Less: preferred equity	5,502	5,502	5,502	5,502	5,502
Common Equity	$285,500	$275,828	$268,285	$259,015	$251,768
Less: intangible assets	9,733	9,733	9,733	9,733	9,733
Tangible common equity (book value)	$275,767	$266,095	$258,552	$249,282	$242,035

Common shares outstanding	8,319,852	8,320,816	8,320,816	8,217,274	8,207,234

Book value per share (GAAP)	$34.32	$33.15	$32.24	$31.52	$30.68
Tangible book value per common share (non-GAAP)*	$33.15	$31.98	$31.07	$30.34	$29.49

* Tangible book value divided by common shares outstanding at period-end.

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